SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 2, 2004


                            Daleen Technologies, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    0-27491                     65-0944514
----------------------------       --------------            -------------------
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)


         902 Clint Moore Road, Suite 230, Boca Raton, Florida          33487
------------------------------------------------------------------  ------------
              (Address of principal executive offices)               (Zip code)


       Registrant's telephone number, including area code: (561) 999-8000

Item 12.  Results of Operations and Financial Condition

          On August 2, 2004, Daleen Technologies, Inc. issued a press release regarding its earnings for the second quarter ended June 30, 2004. A copy of the press release is attached hereto.

          The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DALEEN TECHNOLOGIES, INC.


                                  By: /s/ Gordon Quick
                                      -----------------------------------------
                                      Chief Executive Officer


Dated:  August 2, 2004

                              FOR IMMEDIATE RELEASE

For additional information contact:

Teresa M. Gyulafia
Director of Marketing Communications
+ 1-561-981-2119
TGYULAFIA@DALEEN.COM

                 Daleen Reports Second Quarter Operating Results
                 -----------------------------------------------

BOCA RATON, Fla. - August 2, 2004 - Daleen Technologies, Inc. (OTCBB: DALN.OB), a global provider of licensed and outsourced billing and customer management, operational support systems (OSS) and revenue assurance solutions for traditional and next generation service providers, today reported that its net loss for the second quarter of 2004 was $3.5 million, or $.07 per share, as compared to $1.3 million*, or $.03 per share in the first quarter. Revenues were $3.8 million for the second quarter of 2004, as compared to revenues of $4.3 million for the first quarter. The decrease in revenues was primarily due to delays in anticipated contract signings and an overall lower level of new business than expected. Total expenses for the second quarter, excluding costs associated with the company's proposed investment and acquisition, were $5.3 million, compared to $5.4 million* in the first quarter. For the three months ended March 31, 2004 and June 30, 2004, transaction costs were approximately $185,000 and $2.0 million, respectively. The company's restricted cash decreased by $159,000 in the second quarter from $506,000 at March 31, 2004, due to the payment of insurance premiums that are the subject of a letter of credit associated with the restricted cash.

"While our sales results were not up to our expectations this quarter, the revenue shortfall appears to be more affected by the delay of customer decisions rather than by a decrease in demand for our solutions," said Gordon Quick, president and CEO of Daleen.

Second Quarter Highlights

o On May 7, Daleen announced investment agreements of $25 million and $5 million, respectively, with Quadrangle Capital and Behrman Capital, into Daleen Holdings, Inc., a newly-formed holding company. Daleen Holdings will acquire Daleen Technologies and Protek Telecommunications Solutions Limited, a UK-based software company, combining the two organizations to create a more diversified global service provider with billing, network management, real-time inventory, revenue assurance, mediation, and event management products. As part of this transaction, Daleen will become a private company.

o Daleen signed a new license agreement for its Asuriti(TM) event management software with an existing RevChain(R) customer to provide enhanced mediation and event management capabilities across its customer base. Asuriti will be integrated with the RevChain billing system to provide greater control of and flexibility in managing operational data.
                                    - more -

Daleen Reports Second Quarter Operating Results                    p 2 of 4


o Daleen reached new milestones in the implementation of its RevChain software for ETB in Bogota, Colombia. With Phase I of the project completed, Daleen has completed the tests and requirements to begin User Acceptance Testing on Phase II.

o Total operating expenses for the second quarter were $7.3 million, including approximately $2.0 million in costs that were directly associated with Daleen's proposed investment transaction and acquisition. Excluding these transaction-related costs, the company's operating expenses remain consistent with or below previous quarters.

o Behrman Capital extended a $5.1 million bridge loan to Daleen to cover costs related to the acquisition and to assist the company with its working capital needs prior to the close of the transaction. To date, Daleen has borrowed approximately $2.2 million against this loan. Of the total amount borrowed, $1.1 million was used by Daleen to provide a bridge loan to Protek for its working capital needs prior to the closing of the proposed transaction.


* NOTE: As reported on Form 10-Q filed by Daleen on May 17, 2004 for the period ended March 31, 2004.

About Daleen
Daleen Technologies, Inc. is a global provider of high performance billing and customer care, OSS and revenue assurance software, with a comprehensive outsourcing solution for traditional and next generation service providers. Daleen's solutions utilize advanced technologies to enable providers to reach peak operational efficiency while driving maximum revenue from products and services. Core products include its RevChain(R) billing and customer management software, Asuriti(TM) event management and revenue assurance software, and BillingCentral(R) ASP outsourcing services. More information is available at WWW.DALEEN.COM.


Information with Respect to Forward-Looking Statements. Statements in this release may be considered "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These include statements regarding the intent, belief or current expectations of the Company and the assumptions on which these statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include risks associated with the proposed investment and merger transactions; business concentration; the Company's ability to continue as a going concern; the Company's ability to successfully implement the transactions and its aggregation strategy generally; the Company's inability to achieve profitability; the consequences of any default on the SVB operating loan; customers' and potential customers' market position and lack of financial resources; the costs and success of the Company's international expansion; the ability of the Company to develop and protect its intellectual property; the Company's relationship with third party software vendors and service providers; competition; the Company's ability to retain senior management and other key personnel; low price and volatility of the Company's common stock and the impact of the delisting from The Nasdaq SmallCap Market; the on-going securities class action against the Company; claims related to liabilities associated with the Abiliti acquisition; and the rights and preferences of the series F convertible preferred stock. These factors and others are described in the Company's most recent SEC filings including its most recently filed Form 10-K. The Company undertakes no obligation to update the forward-looking statements in this news release.

                                       ###

(C)Daleen Technologies, Inc. All rights reserved. Daleen, the Daleen logo, RevChain, Asuriti, BillingCentral, NetworkStrategies, and EventProcessor are trademarks, or service marks, of Daleen Technologies, Inc. in the United States and other countries. All other trademarks and registered trademarks are property of their respective owners.

                   Daleen Technologies, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                    Unaudited


                                             June 30,             December 31,
                                              2004                    2003
                                       -------------------    ------------------

                       Assets
Current assets:
   Cash and cash equivalents        $                1,400 $               2,497
   Restricted Cash                                     347                   561
   Accounts receivable, net                          2,839                 1,002
    ost in excess of billings
   C                                                 2,454                 2,032
   Other current assets                                376                   487
                                       -------------------    ------------------

           Total current assets                      7,416                 6,579


Property and equipment, net                            697                   931
Goodwill                                             5,086                 5,086
Other assets                                           310                   430
                                       -------------------    ------------------

           Total assets             $               13,509 $              13,026
                                       ===================    ==================


             Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                    400                   148
   Accrued payroll and other accrued expenses        4,175                 2,267
   Billings in excess of costs                         150                    97
   Note payable                                      2,867                     -
   Deferred revenue                                    528                   372
   Other current liabilities                            64                    42
                                       -------------------    ------------------

          Total current liabilities                  8,184                 2,926
   Other long term liabilities                           -                     5
                                       -------------------    ------------------

          Total liabilities                          8,184                 2,931

Total stockholders' equity                           5,325                10,095
                                       -------------------    ------------------

          Total liabilities and
           stockholders' equity     $               13,509 $              13,026
                                       ===================    ==================



                   Daleen Technologies, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                      (in thousands except per share data)
                                    Unaudited




                                                                  Three Months Ended                            Six Months Ended
                                                --------------------------------------------------------  --------------------------
                                                   June 30,           March 31,           June 30,         June 30,     June 30,
                                                     2004               2004                2003             2004         2003
                                                ---------------   -----------------   ------------------  ------------ -----------

Revenue:
   Professional services and other          $            3,150$              3,667$               3,982   $     6,816$      7,809
   License fees                                            670                 587                  231         1,257         475
                                                ---------------   -----------------   ------------------  ------------ -----------

                     Total revenue                       3,820               4,254                4,213         8,073       8,284
                                                ---------------   -----------------   ------------------  ------------ -----------

Cost of revenue:
   Professional services and other                       1,344               1,584                1,109         2,928       2,165
   License fees                                          -                   -                      165            -          468
                                                ---------------   -----------------   ------------------  ------------ -----------

                     Total cost of revenue               1,344               1,584                1,274         2,928       2,633
                                                ---------------   -----------------   ------------------  ------------ -----------

Gross margin                                             2,476               2,670                2,939         5,145       5,651

Operating expenses:
   Sales and marketing                                     825                 734                  831         1,559       1,732
   Research and development                              1,455               1,652                1,602         3,107       3,284
   General and administrative                            1,630               1,623                1,517         3,253       3,129
   Proposed transaction costs                            2,005               -                    -             2,005       -
   Impairment charges                                    -                   -                      500             -         500
                                                ---------------   -----------------   ------------------  ------------ -----------

                     Total operating
                     expenses                            5,915               4,009                4,450         9,924       8,645
                                                ---------------   -----------------   ------------------  ------------ -----------

Operating loss                                         (3,439)             (1,339)              (1,511)       (4,779)     (2,994)
                                                ---------------   -----------------   ------------------  ------------ -----------

Total interest income and nonoperating
expense, net                                              (28)                  36                   99             9         163
                                                ---------------   -----------------   ------------------  ------------ -----------

Net loss applicable to common shareholders  $          (3,467)$            (1,303)$             (1,412)   $   (4,770)$    (2,831)
                                                ===============   =================   ==================  ============ ===========

   Net loss applicable to common
   shareholders per share -
         basic and diluted                  $           (0.07)$             (0.03)$              (0.03)   $    (0.10)$     (0.06)
                                                ===============   =================   ==================  ============ ===========

Weighted average outstanding shares - basic
and diluted                                             46,923              46,858               45,829        46,891      45,829
                                                ===============   =================   ==================  ============ ===========
